                                    EXHIBIT 10.1

WESBANCO, INC.
ADMINISTRATIVE RULES FOR THE

TOTAL SHAREHOLDER RETURN PLAN

Effective as of November 18, 2015

Article I.  Adoption and Purpose of the Program

1.01
Adoption.  These rules are adopted by the Compensation Committee of the Board of Directors (the “Committee”) as a part of the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan (the “Plan”) pursuant to the authority reserved in Section 3.1 of the Plan.  The Total Shareholder Return Plan (the “TSRP”) shall be the guidelines for making TSR Awards.  Capitalized terms used but not defined in these rules shall have the same meanings as in the Plan.

1.02
Purpose.  The purposes of the TSRP are (i) to assist the Corporation in retaining and motivating selected key management employees of the Corporation and its subsidiaries who will contribute to the success of the Corporation, (ii) to reward key management employees for the overall success of the Corporation as determined by the value created for stockholders as measured by the percentile performance of Corporation Common Stock relative to a peer group and (iii) to provide a means of encouraging key management employees to acquire and hold shares of Corporation Common Stock.  The TSRP intends to encourage key management employees to cause the Total Shareholder Return of the Corporation to be at or above the 50th percentile of the Total Shareholder Return of the members of the Peer Group and to remain employees of the Corporation until all of the three equal installments of the Award are paid.  The Committee shall retain the power and authority to make awards under these rules in any of the forms permitted under the Plan.

Article II.  Definitions

For purposes of these rules, capitalized terms shall have the meanings assigned in the Plan as supplemented by the following:

2.01
Award Agreement means a written agreement between the Corporation and an Employee or a written acknowledgment from the Corporation specifically setting forth the terms and conditions of a TSRP Award granted to an Employee pursuant to Article VI of these rules.

2.02	Board means the Board of Directors of the Corporation.

2.03	Business Day means any day on which the NASDAQ Global Select Market shall be open for trading.

2.04
Cause means a determination by the Committee that an Employee has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated, which shall include a violation of any banking regulation by which the Corporation or any of subsidiaries is bound.

2.05	Change in Control shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

      (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities equal to 20% or more of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

(b) During a period of two (2) consecutive years, an election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on June 2, 2015 and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on June 2, 2015; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

(c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then Outstanding Stock entitled to vote generally in the election of directors or trustees, as the case may  be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

(d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

2.06	Committee means the Compensation Committee of the Board.

2.07	Corporation means Wesbanco, Inc., a West Virginia corporation, and its successors.

2.08	Corporation Voting Securities means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

2.09	Date of Grant means the date as of which a TSRP Award is granted in accordance with Articles VI of these rules.

2.10	Effective Date means November 18, 2015.

2.11
Employee means any key management employee selected by the Committee, in the Committee’s sole discretion, pursuant to Section 5.01 of these rules, as eligible to participate under the TSRP for any one or more TSRP Performance Period(s).

2.12	Exchange Act means the Securities Exchange Act of 1934, as amended.

2.13
Fair Market Value means, as of any given date, the closing price of the Common Stock on such date as reported on the NASDAQ Global Select Market or, if the Common Stock is not then traded on the NASDAQ Global Select Market, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

2.14	Outstanding Stock means, at any time, the issued and outstanding Common Stock.

2.15
Peer Group means a group of corporations with publicly traded common stock listed on a national securities exchange(s) deemed comparable to the Corporation as the number and identity of such group is determined by the Committee, in its discretion, for a particular TSRP Performance Period and set forth in an exhibit to the Award Agreements.  In the event of bankruptcy, delisting, merger, spin-off or other special circumstances affecting members of the Peer Group during a TSRP Performance Period, the Committee shall make such adjustments in the Peer Group as the Committee determines appropriate in its discretion.  The Committee may select the number and identity of members of the Peer Group separately for each TSRP Performance Period.

2.16
Performance Criteria means the relative TSR of the Corporation as compared to the respective TSR of the members of the Peer Group and ranked as a percentile and set as Target and Superior. For example, Performance Criteria shall be set in percentiles and ranked at Target (50th percentile) and Superior (75th percentile), as compared to the TSR for the Peer Group, in each case for a particular TSRP Performance Period.

2.17
Performance Level means the level of actual achievement of Performance Criteria for a particular TSRP Performance Period.  For Performance Criteria set as Target and Superior, the Committee shall use straight-line interpolation between such designations but there shall be no interpolation above Superior or below Target.

2.18	Plan means the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock, as the same may be amended from time to time.

2.19	Plan Reward means the aggregate number of shares or amount of cash earned by an Employee based on actual achievement of Performance Criteria during a TSRP Performance Period.

2.20	Stock means Common Stock, par value $2.0833 per share, of the Corporation.

2.21
Superior means a Performance Level for a TSRP Performance Period which equals or exceeds the level set by the Committee as “Superior” on the date of grant.  Superior shall be the highest level of performance for which a TSR Reward will be paid.

2.22	Target means a Performance Level for a TSRP Performance Period which equals or exceeds the level set by the Committee as “Target” on the date of grant.

2.23
TSR is the percentile ranking of the sum of stock price appreciation of and dividend reinvestment with respect to a share of Corporation Stock as compared to the comparable amount among the Peer Group for a particular TSRP Performance Period as calculated on the Fair Market Value of a share of Stock on the trailing sixty (60) day average of trading prices immediately preceding the beginning and end, as applicable, of the TSRP Performance Period plus dividends paid on a share of stock during the TSRP Performance Period divided by the Fair Market Value of a share of Stock at the beginning of the TSRP Performance Period using the methodology described in item 201(e) of Regulation S-K as promulgated under the Securities Act, as such act or regulation may be amended from time to time, or any successor to either.

2.24
TSR Award means an award of an opportunity to earn a number of shares of Stock in a TSRP Performance Period.  The number of shares for a particular Employee shall be determined by the Committee for each TSRP Performance Period by dividing the Employee’s base salary set on or before the date the Target Award is made, by the average Fair Market Value for the 60 Business Days preceding the first Business Day of that TSRP Performance Period and multiplying the result by a decimal determined appropriate by the Committee based on the Employee’s responsibilities and opportunity to contribute to the success of the Corporation.

2.25
TSRP Performance Period or Performance Period means a three year period beginning on the first day of a calendar year and ending on the last day of the third calendar year as specified by the Committee.

2.26
Withholding Obligations means the amount of federal, state and local income and payroll taxes the Corporation determines in good faith must be withheld with respect to a TSR Reward.  Withholding Obligations may be settled by the Employee, as permitted by the Committee in its discretion, in shares of Stock otherwise deliverable under the TSRP, cash, previously owned shares of Stock or any combination of the foregoing.

Article III.  Administration

In addition to any power reserved to the Committee under Article III of the Plan, the TSRP shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the TSRP and its Employees, and the Committee shall have the sole and absolute authority and discretion to interpret the TSRP, to modify these administrative rules for the TSRP, to select, in accordance with Section 5.01 of these rules, the persons who will be Employees hereunder, to determine all performance criteria, levels of awards and rewards payable, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the TSRP as it may deem necessary or advisable, in all cases in accordance with, and subject to, the provisions of the charter of the Committee.

Article IV.  Stock Issuable under the TSRP

4.01
Number of Shares of Stock Issuable.  Subject to adjustments for corporate transactions (e.g., stock splits, recapitalization) as contemplated by the Plan, the maximum number of shares of Stock available for issuance under the TSRP shall be the lesser of (i) ______________ and (ii) the number of shares not then awarded of the number of shares approved for issuance under the Plan by the stockholders.  The Stock to be offered under the TSRP shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury.

4.02	Shares Subject to Terminated Awards. Shares of Stock forfeited as provided in Section 6.03 of these rules may again be issued under the TSRP.

Article V. Participation

5.01
Designation of Employees.  Employees in the TSRP shall be such key management employees of the Corporation or of its subsidiaries as the Committee, in its sole discretion, may designate as eligible to participate in the TSRP for any one or more TSRP Performance Periods.  No later than 90 days after the commencement of each TSRP Performance Period during the term of the TSRP, the Committee shall designate the Employees who are eligible to participate in the TSRP during such TSRP Performance Period.  For individuals who are newly hired by the Corporation and are determined by the Committee to be key management employees, the Committee may, but shall not be required to, designate such newly hired key management person as an Employee and make a grant to that Employee within thirty (30) days of the date he or she begins employment.  The Committee's designation of an Employee with respect to any TSRP Performance Period shall not require the Committee to designate such person as an Employee with respect to any other TSRP Performance Period.  The Committee shall consider such factors as it deems pertinent in selecting Employees.  The Committee shall promptly provide to each person selected as an Employee written notice of such selection.

Article VI.  Grants under the TSRP

6.01	Annual Determination Regarding TSRP Performance Period. Annually, the Committee shall determine whether to establish a TSRP Performance Period.

6.02
Determination of Grants, Awards and Performance Criteria.  If the Committee determines to form a TSRP Performance Period, the Committee shall take the following actions no later than the 90th day of the first year of that TSRP Performance Period:

    (a) Identify Employees for that TSRP Performance Period;

    (b) Determine the Performance Criteria for that TSRP Performance Period;

    (c) Establish the level of the awards for each Employee; and

    (d) Make specific grants of TSRP Awards for that TSRP Performance Period.

6.03           Termination of Employment.  If an Employee terminates employment with the Corporation and each subsidiary of the Corporation during a then uncompleted TSRP Performance Period for reasons other than death, Disability or Retirement, any TSRP Target Award and any then undistributed installment for any TSRP Performance Period shall be forfeited automatically and the shares represented by such TSRP Target Awards shall again be eligible for awards under these Rules.  If an Employee terminates employment with the Corporation and each subsidiary of the Corporation for reasons of death, Disability or Retirement during a then uncompleted TSRP Performance Period, the Employee shall be entitled to receive a pro rata Plan Reward for each then uncompleted TSRP Performance Period determined:

    (a) when the Plan Rewards for all other Employees in such TSRP Performance Period(s) are determined and shall be paid in three equal annual installments at the times installments are paid to other Employees who have not terminated employment;

    (b) based on the actual Performance Level for that TSRP Performance Period and the Employee’s uncompleted TSRP Award(s);

    (c) prorated by multiplying the number of shares of Stock or amount of cash the Employee would have received if the Employee completed the TSRP Performance Period multiplied by a fraction, the numerator of which is the number of months of such TSRP Performance Period completed before the Employee’s termination of employment and the denominator is 36; and

    (d) shares by book entry or other electronic delivery or cash representing the number determined above shall be delivered in three equal annual installments at the same time as all other shares or cash for such TSRP Performance Period are delivered to Employees who completed the TSRP Performance Period.

If an Employee terminates employment with the Corporation by reason of death Disability, Retirement or termination of employment with the consent of the Corporation after the Performance Period is ended, the Employee or the Employee’s beneficiary, if applicable, shall receive each then undistributed installment when the installments are paid to each other person for that Performance Period.

Article VII.  TSRP Grants Based on Relative TSR

7.01           TSR Award Procedures.  At or prior to the date set forth in Section 6.02, the Committee shall:

    (a) set the Performance Criteria for the TSR Awards in terms of percentile ranking among the Peer Group for such period at Target and Superior, respectively;

    (b) set the TSR Award Targets for Target and Superior; and

    (c) Determine the Peer Group for that TSR Performance Period.

7.02           Determination of Performance Level of TSR Performance Criteria.  As promptly as administratively feasible but in no event later than the March 1st of the calendar year following the last calendar year of the TSRP Performance Period, the Committee shall determine TSR of the Corporation and the average TSR of each member of the Peer Group and determine the Performance Level, if any, at which the TSR Performance Criteria have been achieved.  The Committee shall approve the Plan Awards for the TSR Awards as appropriate to that Performance Level.

Article VIII.  Determination of TSR Performance Criteria and Delivery of Stock

8.01           Determination of Plan Rewards.  Plan Rewards for a particular TSRP Performance Period for a particular Employee shall be the result of determining the actual TSR of the Corporation and the percentage of Target, if any, earned and multiplying that percentage by the number of shares denominated at Target on the date of Grant.

8.02           Electronic Delivery of Stock.  To the extent the restrictions set by the Committee have lapsed, as promptly as administratively feasible after the end of Performance Period but in no event later than the March 15th of the calendar year following the last calendar year of a TSRP Performance Period, the Corporation shall prepare for each Employee who has earned shares for that Performance Period an initial installment by a book entry or other electronic transfer equal to one third of the number of shares earned as a Plan Reward under Section 8.01 in the form of an electronic delivery and, if applicable, authorize the payment of an amount of cash and shall deliver such shares by book entry and cash to the Employee promptly following the Employee’s settlement of the Withholding Obligations by authorizing the delivery to the account indicated by the Employee.  Such settlement shall take place and Plan Rewards delivered, for the first of the three equal annual installments no later than the March 15th of the calendar year following the last calendar year of the TSRP Performance Period.  Subsequent annual installments shall be paid on the approximate anniversary of the delivery of the initial installment to the extent the restrictions set by the Committee have lapsed.

Article IX. Miscellaneous

9.01           Application of Provisions of Plan.  Except as set forth in these Rules, the provisions of the Plan shall apply to these Rules and are incorporated herein as if set forth at length.

9.02           Change in Control.  In the event of a Change in Control, Plan Rewards shall be determined for all then uncompleted TSRP Performance Periods as of the date of the Change in Control at the greater of (i) the Performance Level actually attained prior to the Change in Control and projected for the remainder of such uncompleted TSRP Performance Periods or (ii) Target for each such uncompleted TSRP Performance Period and shares (or, with the consent of the Committee, an amount in cash equal to the Market Value of such shares) representing the Plan Rewards shall be delivered to the Employee as soon after the Change in Control as is administratively feasible.

9.03           Securities Laws, Section 162(m) Restrictions.  Any TSRP Award denominated in Common Stock shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition to the granting of a TSRP Award or issuance of shares of Common Stock or cash in satisfaction thereof, such grant of an award or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.  It is intended, unless the Committee determines otherwise, that the TSRP comply with Rule 16b-3 as issued by the Securities and Exchange Commission and Section 162(m) of the Code.  All interpretations of the TSRP relating to Statutory Insiders shall be consistent with that Rule 16b-3, the Exchange Act and Section 162(m) of the Code.  In order to maintain compliance with any of Rule 16b-3, the Exchange Act or the Code, the Committee may adopt such other rules or provide restrictions on outstanding TSR Awards as it in its discretion shall deem necessary and such rules or restrictions shall apply to outstanding TSR Awards as if set forth in the respective TSRP Award Agreements.

9.04           Clawback.  Each TSRP Award Agreement shall provide that the Plan Rewards and all shares delivered as plan rewards shall be subject to the Wesbanco, Inc. Compensation Clawback Policy as in effect from time to time.

9.05           Investment Representation.  Each TSRP Award Agreement may provide that the Employee shall deliver to the Committee upon demand by the Committee a written representation that the shares of Common Stock to be delivered are acquired by the Employee for investment and not for resale or with a view to the distribution thereof.  Upon demand, delivery of such representation prior to the delivery of shares of Common Stock shall be a condition precedent to the Employee’s right to receive such shares of Common Stock.

9.06           No Rights as Stockholders.  Employees shall have no rights as stockholders of the Corporation prior to the actual delivery of shares of Common Stock.  The existence of these Rules and/or any TSR Awards then outstanding shall not be a bar or affect in any way the power or authority of the Corporation or any of its then stockholders to take any action regarding the Corporation, its assets or its capital structure. Dividends declared with respect to Common Stock during the Performance Period shall not be paid or accrued with respect to shares represented in TSR Awards.  After the Performance Period, dividends declared and paid on any earned but not distributed installments shall be accrued and paid in the form of additional shares of Common Stock when the installment is paid if the applicable restrictions have lapsed.

9.07           Non-Uniform Determinations.  The actions and determinations of the Committee need not be uniform and may be taken or made by the Committee selectively among employees or Employees, whether or not similarly situated.

9.08           Amendment and Termination of Rules.  The Committee shall have complete power and authority to amend or terminate these Rules at any time it is deemed necessary or appropriate.  No termination or amendment of the Rules may, without the consent of the Employee to whom any award shall theretofore have been granted under the TSRP, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.